                               ADMINISTRATION AGREEMENT


                      This  Agreement  is  made  as of  July  2,  1993,  between
     Neuberger & Berman Income Funds, a Delaware business trust ("Trust"), and Neuberger & Berman Management Incorporated, a New York corporation ("Administrator"), and is amended as of May 1, 1995.

              WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end, diversified management investment company and has established several separate series of shares ("Series"), with each Series having its own assets and investment policies; and

              WHEREAS, the Trust desires to retain the Administrator to furnish administrative services and certain shareholder and shareholder-related services not generally available from banks and other institutions that act as servicing agents for investment companies ("institutional servicing agents") to each Series listed in Schedule A attached hereto, and to such other Series of the Trust hereinafter established as agreed to from time to time by the parties, evidenced by an addendum to Schedule A (hereinafter "Series" shall refer to each Series which is subject to this Agreement and all agreements and actions described herein to be made or taken by a Series shall be made or taken by the Trust on behalf of the Series), and the Administrator is willing to furnish such services;

              NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

              1.      SERVICES OF THE ADMINISTRATOR.
                      ------------------------------

                      1.1    ADMINISTRATIVE SERVICES.   The  Administrator shall
     supervise each Series's business and affairs and shall provide such services required for effective administration of such Series as are not provided by employees or other agents engaged by such Series; PROVIDED, that the Administrator shall not have any obligation to provide under this Agreement any direct or indirect services to a Series's shareholders except those described in this Agreement, any services related to the distribution of a Series's shares, or any other services that are the subject of a separate agreement or arrangement between a Series and the Administrator. Subject to the foregoing, in providing administrative services hereunder, the Administrator shall:

                               1.1.1   OFFICE  SPACE, EQUIPMENT  AND FACILITIES.
     Furnish without cost to each Series, or pay the cost of, such office space, office equipment and office facilities as are adequate for the Series's needs.

                               1.1.2  PERSONNEL.   Provide, without remuneration
     from or other cost to each Series, the services of individuals competent to perform all of the Series's executive, administrative and clerical functions that are not performed by employees or other agents engaged by the Series or by the Administrator acting in some other capacity pursuant to a separate agreement or arrangement with the Series.

                               1.1.3   AGENTS.  Assist each  Series in selecting
     and coordinating the activities of the other agents engaged by the Series, including the Series's shareholder servicing agent, custodian, independent auditors and legal counsel.

                               1.1.4    TRUSTEES AND  OFFICERS.   Authorize  and
     permit the Administrator's directors, officers or employees who may be elected or appointed as trustees or officers of the Trust to serve in such capacities, without remuneration from or other cost to the Trust or any Series.

                               1.1.5    BOOKS  AND  RECORDS.   Assure  that  all
     financial, accounting and other records required to be maintained and preserved by each Series are maintained and preserved by it or on its behalf in accordance with applicable laws and regulations.

                               1.1.6    REPORTS  AND  FILINGS.   Assist  in  the
     preparation of (but not pay for) all periodic reports by each Series to shareholders of such Series and all reports and filings required to maintain the registration and qualification of the Series and the Series's shares, or to meet other regulatory or tax requirements applicable to the Series, under federal and state securities and tax laws.

              1.2  SHAREHOLDER AND  RELATED SERVICES.   The Administrator  shall
     provide such of the following services as are required by any Series or its shareholders:

                      1.2.1    Direct shareholder services, consisting of:

                               (a)    Processing  Series   share  purchase   and
     redemption  requests  transmitted  or   delivered  to  the  office  of  the
     Administrator;

                               (b)  Coordinating  and implementing  bank-to-bank
     wire transfers in connection with Series share purchases and redemptions;

                               (c)      Executing   exchange   orders  involving
     concurrent purchases and redemptions of shares of a Series and shares of other Series or of other investment companies or series thereof;

                               (d)    Responding  to  telephonic  and  in-person
     inquiries from existing shareholders or their representatives requesting information regarding matters such as shareholder account or transaction status, net asset value ("NAV") of Series shares, and Series performance, Series services, plans and options, Series investment policies, Series portfolio holdings, and Series distributions and classification thereof for tax purposes;



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                               (e)    Dealing with  shareholder  complaints  and
     correspondence  directed   to  or   brought  to   the   attention  of   the
     Administrator; and

                               (f)   Generating  or developing  and distributing
     special data, notices, reports, programs and literature required by large shareholders, by shareholders with specialized informational needs, or by shareholders generally in light of developments, such as changes in tax laws.

                      1.2.2 Assisting any institutional servicing agent engaged by the Series in the development, implementation and maintenance of the following special programs and systems to enhance overall Series shareholder servicing capability, consisting of:

                               (a)    Training programs  for  personnel of  such
     institutional servicing agent;

                               (b)    Joint  programs  with  such  institutional
     servicing agent for the development of systems software, shareholder information reports, and other special reports;

                               (c)     Automatic data  exchange facilities  with
     shareholders and such institutional servicing agent;

                               (d)     Automated     clearinghouse      transfer
     procedures  between shareholders  and such  institutional  servicing agent;
     and

                               (e)     Touch-tone   telephone  information   and
     transaction systems for shareholders.

                      1.2.3    Soliciting and gathering shareholder proxies.

                      1.2.4 Such other shareholder and shareholder-related services, whether similar to or different from those described in Subparagraphs 1.2.1, 1.2.2 and 1.2.3 of this Paragraph 1.2, as the parties may from time to time agree in writing.

                      1.3 BLUE SKY SERVICES. The Administrator shall maintain under this Agreement the registration or qualification of a Series and its shares under state Blue Sky or securities laws and regulations, as necessary; provided that such Series shall pay all related filing fees and registration or qualification fees.

                      1.4 OTHER SERVICES. The Administrator shall provide such other services required by a Series as the parties may from time to time agree in writing are appropriate to be provided under this Agreement.





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              2.      EXPENSES OF EACH SERIES.
                      ------------------------

                      2.1 EXPENSES TO BE PAID BY THE ADMINISTRATOR. The Administrator shall pay all salaries, expenses and fees of the officers, trustees, or employees of the Trust who are officers, directors or employees of the Administrator. In the event that the Administrator pays or assumes any expenses of the Trust or a Series not required to be paid or assumed by the Administrator under this Agreement, the Administrator shall not be obligated hereby to pay or assume the same or any similar expense in the future; PROVIDED, that nothing herein contained shall be deemed to relieve the Administrator of any obligation to the Trust or to a Series under any separate agreement or arrangement between the parties.

                      2.2 EXPENSES TO BE PAID BY THE SERIES. Each Series shall bear all expenses of its operation, except those specifically allocated to the Administrator under this Agreement or under any separate agreement between such Series and the Administrator. Expenses to be borne by such Series shall include both expenses directly attributable to the operation of that Series and the offering of its shares, as well as the portion of any expense of the Trust that is properly allocable to such Series in a manner approved by the trustees of the Trust ("Trustees"). Subject to any separate agreement or arrangement between the Trust or a Series and the Administrator, the expenses hereby allocated to each Series, and not to the Administrator, include, but are not limited to:

                               2.2.1   CUSTODY.    All charges  of depositories,
     custodians, and other agents for the transfer, receipt, safekeeping, and servicing of its cash, securities, and other property.

                               2.2.2   SHAREHOLDER SERVICING.   All  expenses of
     maintaining and servicing shareholder accounts, including but not limited to the charges of any shareholder servicing agent, dividend disbursing agent or other agent engaged by a Series to service shareholder accounts; except those expenses specifically allocated to the Administrator in Subparagraph 1.2 hereof, and those which may in the future be specifically allocated to the Administrator under subparagraph 1.4 hereof.

                               2.2.3    SHAREHOLDER  REPORTS.   All  expenses of
     preparing, setting in type, printing and distributing reports and other communications to shareholders of a Series.

                               2.2.4  PROSPECTUSES.   All expenses of preparing,
     setting in type, printing and mailing annual or more frequent revisions of a Series's Prospectus and Statement of Additional Information ("SAI") and any supplements thereto and of supplying them to shareholders of the Series.

                               2.2.5   PRICING  AND  PORTFOLIO VALUATION.    All
     expenses  of  computing a  Series's  net  asset  value  ("NAV") per  share,



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     including any equipment  or services obtained  for the  purpose of  pricing shares or valuing the Series's investment portfolio.

                               2.2.6  COMMUNICATIONS.  All charges for equipment
     or services used for communications between the Administrator or the Series and any custodian, shareholder servicing agent, portfolio accounting services agent, or other agent engaged by a Series.

                               2.2.7   LEGAL AND  ACCOUNTING FEES.   All charges
     for services and expenses of a Series's legal counsel and independent auditors.

                               2.2.8    TRUSTEES'   FEES  AND  EXPENSES.     All
     compensation of Trustees other than those affiliated with the Administrator, all expenses incurred in connection with such unaffiliated Trustees' services as Trustees, and all other expenses of meetings of the Trustees or committees thereof.

                               2.2.9     SHAREHOLDER  MEETINGS.    All  expenses
     incidental to holding meetings of shareholders, including the printing of notices and proxy materials, and proxy solicitation therefor.

                               2.2.10  FEDERAL REGISTRATION  FEES.  All fees and
     expenses of registering and maintaining the registration of the Trust and each Series under the 1940 Act and the registration of each Series's shares under the Securities Act of 1933 (the "1933 Act"), including all fees and expenses incurred in connection with the preparation, setting in type, printing, and filing of any Registration Statement, Prospectus and SAI under the 1933 Act or the 1940 Act, and any amendments or supplements that may be made from time to time.

                               2.2.11   STATE REGISTRATION  FEES.  All  fees and
     expenses of qualifying and maintaining the qualification of the Trust and each Series and of each Series's shares for sale under securities laws of various states or jurisdictions, and of registration and qualification of each Series under all other laws applicable to a Series or its business activities (including registering the Series as a broker-dealer, or any officer of the Series or any person as agent or salesman of the Series in any state).

                               2.2.12   SHARE  CERTIFICATES.   All  expenses  of
     preparing and transmitting a Series's share certificates, if any.

                               2.2.13  CONFIRMATIONS.  All expenses  incurred in
     connection with the issue and transfer of a Series's shares, including the expenses of confirming all share transactions.

                               2.2.14   BONDING AND INSURANCE.   All expenses of
     bond, liability, and other insurance coverage required by law or regulation or deemed advisable by the Trustees, including, without limitation, such bond, liability and other insurance expense that may from


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     time to  time  be allocated  to the  Series  in a  manner  approved by  the
     Trustees.

                               2.2.15    BROKERAGE COMMISSIONS.    All  brokers'
     commissions and other charges incident to the purchase, sale or lending of a Series's portfolio securities.

                               2.2.16   TAXES.   All taxes or  governmental fees
     payable by or with respect to a Series to federal, state or other governmental agencies, domestic or foreign, including stamp or other transfer taxes.

                               2.2.17   TRADE ASSOCIATION FEES.   All fees, dues
     and other expenses incurred in connection with a Series's membership in any trade association or other investment organization.

                               2.2.18  NONRECURRING  AND EXTRAORDINARY EXPENSES.
     Such nonrecurring and extraordinary expenses as may arise, including the costs of actions, suits, or proceedings to which the Series is a party and the expenses a Series may incur as a result of its legal obligation to provide indemnification to the Trust's officers, Trustees and agents.

                               2.2.19      ORGANIZATIONAL    EXPENSES.       All
     organizational expenses of each Series paid or assessed by the Administrator, which such Series shall reimburse to the Administrator at such time or times and subject to such condition or conditions as shall be specified in the Prospectus and SAI pursuant to which such Series makes the initial public offering of its shares.

                               2.2.20   INVESTMENT ADVISORY SERVICES.   Any fees
     and expenses for investment advisory services that may be incurred or contracted for by a Series.

              3.      ADMINISTRATION FEE.
                      ------------------

                      3.1 FEE. As compensation for all services rendered, facilities provided and expenses paid or assumed by the Administrator to or for each Series under this Agreement, such Series shall pay the Administrator an annual fee as set out in Schedule B to this Agreement.

                      3.2 COMPUTATION AND PAYMENT OF FEE. The administration fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accruals for each Series shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual administration fee rate (as set forth in Schedule B hereto), and multiplying this product by the NAV of such Series, determined in the manner set forth in such Series's then-current Prospectus, as of the close of business on the last preceding business day on which such Series's NAV was determined.


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                      3.3  STATE EXPENSE  LIMITATION.  If  in any fiscal year  a
     Series's operating expenses plus such Series's pro rata portion of the operating expenses of any portfolio of Income Managers Trust in which such
     Series  invests  all  or  substantially  all  of   its  assets  ("Aggregate
     Operating Expenses"),  which includes  any fees  or expense  reimbursements
     payable   to  the  Administrator  pursuant   to  this   Agreement  and  any
     compensation payable to the Administrator pursuant to (i) the Management Agreement between such portfolio and the Administrator, or (ii) any other agreement or arrangement with respect to such Series, but excluding interest, taxes, brokerage commissions, litigation and indemnification expenses, and other extraordinary expenses not incurred in the ordinary course of such Series's business) exceed the lowest applicable percentage expense limitation imposed under the securities law and regulations of any state in which such Series's shares are qualified for sale (the "State
     Expense  Limitation"),   then  the  administration   fee  payable  to   the
     Administrator under this Agreement by such Series shall be reduced by the amount of such excess; PROVIDED, that the Administrator shall have no obligation hereunder to reimburse the Series for any such expenses which exceed such administration fee.

                      Any reduction in the administration fee shall be made monthly, by annualizing the Aggregate Operating Expenses of such Series for each month as of the last day of such month. An adjustment shall be made on or before the last day of the first month of the next succeeding fiscal year if Aggregate Operating Expenses for such Series's fiscal year do not exceed the State Expense Limitation or if for such fiscal year there is no applicable State Expense Limitation.

              4. OWNERSHIP OF RECORDS. All records required to be maintained and preserved by each Series pursuant to the provisions of rules or regulations of the Securities and Exchange Commission ("SEC") under
     Section 31(a) of the 1940 Act and maintained and preserved by the Administrator on behalf of such Series, including any such records maintained by the Administrator in connection with the performance of its obligations hereunder, are the property of such Series and shall be surrendered by the Administrator promptly on request by the Series; PROVIDED, that the Administrator may at its own expense make and retain copies of any such records.

              5. REPORTS TO ADMINISTRATOR. Each Series shall furnish or otherwise make available to the Administrator such copies of that Series's Prospectus, SAI, financial statements, proxy statements, reports, and other information relating to its business and affairs as the Administrator may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

              6.   REPORTS TO EACH SERIES.   The Administrator shall prepare and
     furnish  to   each  Series  such   reports,  statistical  data  and   other
     information in such form and at such intervals as such Series may reasonably request.



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              7.   ADMINISTRATOR'S OWNERSHIP OF SOFTWARE  AND RELATED MATERIALS.
     All computer programs, written procedures and similar items developed or acquired and used by the Administrator in performing its obligations under this Agreement shall be the property of the Administrator, and no Series will acquire any ownership interest therein or property rights with respect thereto.

              8.  CONFIDENTIALITY.  The Administrator agrees, on its own  behalf and on behalf of its employees, agents and contractors, to keep confidential any and all records maintained and other information obtained hereunder which relates to any Series or to any of a Series's former, current or prospective shareholders, EXCEPT that the Administrator may deliver records or divulge information (a) when requested to do so by duly constituted authorities after prior notification to and approval in writing by such Series (which approval will not be unreasonably withheld and may not be withheld by such Series where the Administrator advises such Series that the Administrator may be exposed to civil or criminal contempt proceedings or other penalties for failure to comply with such request) or (b) whenever requested in writing to do so by such Series.

              9. SERVICES TO OTHER CLIENTS. Nothing herein shall limit the freedom of the Administrator or any affiliated person of the Administrator to render services of the types contemplated hereby to other persons, firms or corporations, including but not limited to other investment companies, or to engage in other business activities.

              10. LIMITATION OF LIABILITY REGARDING THE TRUST. The Administrator shall look only to the assets of each Series for performance of this Agreement by the Trust on behalf of such Series, and neither the Trustees nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor, nor shall any other Series by liable therefor.


              11.      ADMINISTRATOR'S   ACTIONS   IN   RELIANCE   ON   SERIES'S
     INSTRUCTIONS, LEGAL OPINIONS, ETC.; SERIES'S COMPLIANCE WITH LAWS.
     -------------------------------------------------------------------

                      11.1 The Administrator may at any time apply to an officer of the Trust for instructions, and may consult with legal counsel for a Series or with the Administrator's own legal counsel, in respect of any matter arising in connection with this Agreement; and the Administrator shall not be liable for any action taken or omitted to be taken in good faith and with due care in accordance with such instructions or with the advice or opinion of such legal counsel. The Administrator shall be protected in acting upon any such instructions, advice or opinion and upon any other paper or document delivered by a Series or such legal counsel which the Administrator believes to be genuine and to have been signed by the proper person or persons.




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                      11.2  Except as  otherwise provided  in this Agreement  or in any separate agreement between the parties and except for the accuracy of information furnished to each Series by the Administrator, each Series assumes full responsibility for the preparation, contents, filing and distribution of its Prospectus and SAI, and full responsibility for other
     documents  or   actions  required  for   compliance  with  all   applicable
     requirements of the 1940 Act, the Securities Exchange Act of 1934, the 1933 Act, and any other applicable laws, rules and regulations of governmental authorities having jurisdiction over such Series.

              12. LIABILITY OF ADMINISTRATOR. The Administrator shall not be liable to any Series for any action taken or omitted to be taken by the Administrator or its employees, agents or contractors in carrying out the provisions of this Agreement if such action was taken or omitted in good faith and without negligence or misconduct on the part of the Administrator, or its employees, agents or contractors.

              13. INDEMNIFICATION BY SERIES. Each Series shall indemnify the Administrator and hold it harmless from and against any and all losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by the Administrator that result from: (i) any claim, action, suit or proceeding in connection with the Administrator's entry into or performance of this Agreement with respect to such Series; or (ii) any action taken or omission to act committed by the Administrator in the performance of its obligations hereunder with respect to such Series; or
     (iii) any action of the Administrator upon instructions believed in good faith by it to have been executed by a duly authorized officer or representative of the Trust with respect to such Series; PROVIDED, that the Administrator shall not be entitled to such indemnification in respect of actions or omissions constituting negligence or misconduct on the part of the Administrator or its employees, agents or contractors. Before confessing any claim against it which may be subject to indemnification by a Series hereunder, the Administrator shall give such Series reasonable opportunity to defend against such claim in its own name or in the name of the Administrator.

              14.   INDEMNIFICATION  BY  THE ADMINISTRATOR.    The Administrator
     shall indemnify each Series and hold it harmless from and against any and all losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by such Series which result from: (i) the Administrator's failure to comply with the terms of this Agreement with respect to such Series; or (ii) the Administrator's lack of good faith in performing its obligations hereunder with respect to such Series; or (iii) the negligence or misconduct of the Administrator or its employees, agents or contractors in connection herewith with respect to such Series. A Series shall not be entitled to such indemnification in respect of actions or omissions constituting negligence or misconduct on the part of that Series or its employees, agents or contractors other than the
     Administrator unless such negligence or misconduct results from or is accompanied by negligence or misconduct on the part of the Administrator, any affiliated person of the Administrator, or any affiliated person of an


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     affiliated  person of  the  Administrator.    Before confessing  any  claim
     against it which may be subject to indemnification hereunder, a Series shall give the Administrator reasonable opportunity to defend against such claim in its own name or in the name of the Trust on behalf of such Series.

              15. EFFECT OF AGREEMENT. Nothing herein contained shall be deemed to require the Trust or any Series to take any action contrary to the Trust Instrument or Bylaws of the Trust or any applicable law, regulation or order to which it is subject or by which it is bound, or to relieve or deprive the Trustees of their responsibility for and control of the conduct of the business and affairs of the Series or the Trust.

              16. TERM OF AGREEMENT. The term of this Agreement shall begin on the date first above written with respect to each Series listed in Schedule A on the date hereof and, unless sooner terminated as hereinafter provided, this Agreement shall remain in effect through July 2, 1995. With respect to each Series added by execution of an Addendum to Schedule A, the term of this Agreement shall begin on the date of such execution and, unless sooner terminated as hereinafter provided, this Agreement shall remain in effect to the date two years after such execution. Thereafter, in each case this Agreement shall continue in effect with respect to each Series from year to year, subject to the termination provisions and all other terms and conditions hereof; PROVIDED, such continuance with respect to a Series is approved at least annually by vote or written consent of the Trustees, including a majority of the Trustees who are not interested persons of either party hereto ("Disinterested Trustees"); and PROVIDED FURTHER, that the Administrator shall not have notified a Series in writing at least sixty days prior to the first expiration date hereof or at least sixty days prior to any expiration date in any year thereafter that it does not desire such continuation. The Administrator shall furnish any Series, promptly upon its request, such information (including the Administrator's costs of delivering the services provided to such Series hereunder) as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment thereof. The Administrator shall permit the Trust and/or the Series and their accountants, counsel or other representatives to review its books and records relating to the services provided hereunder at reasonable intervals during normal business hours upon reasonable notice requesting such review.

              17.  AMENDMENT OR ASSIGNMENT  OF AGREEMENT.  Any amendment to this
     Agreement shall be in writing signed by the parties hereto. The Administrator may not assign this Agreement or any interest hereunder voluntarily, by operation of law, or otherwise, without the prior written consent of any Series affected thereby. Any amendment hereof or assignment or transfer of any interest hereunder by the Administrator shall not be effective with respect to a Series unless and until authorized (i) by resolution of the Trustees, including the vote or written consent of a majority of the Disinterested Trustees or (ii) by vote of a majority of the outstanding voting securities of such Series.

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              18.  TERMINATION  OF AGREEMENT.  This Agreement may  be terminated at any  time by either  party hereto, without  the payment of any  penalty, upon sixty days' prior written notice to the other party; PROVIDED, that in the case of termination by any Series, such action shall have been authorized (i) by resolution of the Trustees, including the vote or written consent of the Disinterested Trustees, or (ii) by vote of a
     majority  of  the outstanding  voting  securities  of  such  Series.   This
     agreement shall  automatically and immediately  terminate as to any  Series
     in   the  event   of   its  assignment   by   the  Administrator,   or  the
     Administrator's assignment or transfer of any interest hereunder, without prior written consent of the affected Series as provided in Paragraph 17 hereof; PROVIDED that with the consent of a Series, the Administrator may subcontract to another person any of its responsibilities under this Agreement with respect to any such Series.

              19. NAME OF A SERIES. Each Series hereby agrees that if the Administrator shall at any time for any reason cease to serve as administrator to a Series, such Series shall, if and when requested by the Administrator, eliminate from such Series's name the name "Neuberger & Berman" and thereafter refrain from using the name "Neuberger & Berman" or the initials "N&B" in connection with its business or activities, and the foregoing agreement of each Series shall survive any termination of this Agreement and any extension or renewal thereof.

              20. INTERPRETATION AND DEFINITION OF TERMS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested person," "assignment" and "affiliated person" as used in this Agreement shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, when the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. The Trust and the Administrator may from time to time agree on such provisions interpreting or clarifying the provisions of this Agreement as, in their joint opinion, are consistent with the general tenor of this Agreement and with the specific provisions of this Paragraph 20. Any such interpretations or clarifications shall be in writing signed by the parties and annexed hereto, but no such interpretation or clarification shall be effective if in contravention of any applicable federal or state law or regulations, and no such interpretation or clarification shall be deemed to be an amendment to this Agreement.

              21. CHOICE OF LAW. This Agreement is made and to be principally performed in the State of New York, and except insofar as the 1940 Act or

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     other  federal  laws and  regulations  may be  controlling,  this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

              22.  CAPTIONS.   The captions in  this Agreement are included  for
     convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

              23. EXECUTION IN COUNTERPARTS. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.


                                               NEUBERGER & BERMAN INCOME FUNDS



     Attest:                                   By   /s/ Stanley Egener
                                                   ---------------------------

     /s/ Claudia A. Brandon                         Chairman
     ------------------------                      ----------------------------
          Secretary                                            Title



                                               NEUBERGER & BERMAN
                                               MANAGEMENT INCORPORATED


     Attest:                                   By   /s/ Daniel J. Sullivan
                                                   ---------------------------

     /s/ Ellen Metzger                              Sr. V.P.
     -------------------------                      ---------------------------
          Secretary                                           Title

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